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                                  UNITED STATES
                        SECURITIES AND EXCHANGECOMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 11, 2005


                              DELTA AIR LINES, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                  001-05424                  58-0218548
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 (State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)            File Number)           Identification No.)


                   P.O. Box 20706, Atlanta, Georgia 30320-6001
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 715-2600
                                                           --------------

                  Registrant's Web site address: www.delta.com
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 11, 2005, Delta entered into an agreement under which the holders of approximately $10 million principal amount of the Company's 7.7% Notes due 2005 will exchange those notes for a total of 2,885,246 shares of Delta's Common Stock. The shares of Delta's Common Stock were issued in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                DELTA AIR LINES, INC.

                                                By:  /s/ Leslie P. Klemperer
                                                     ---------------------------
                                                     Leslie P. Klemperer,
Date: May 11, 2005                                   Secretary